Exhibit 10.6

                               Security Agreement

Date:             February 25, 2004.

Debtor:           Evans Systems, Inc., a Texas corporation, d/b/a MC Star

Debtor's Mailing Address:

                  Evans Systems, Inc.
                  P.O. Box 431
                  El Campo, Texas 77437
                  Wharton County

Secured Party:    Mauitz & Couey, a Texas general partnership

Secured Party's Mailing Address:

                  Mauitz & Couey
                  P.O. Box 431
                  El Campo, Texas 77437
                  Wharton County


Collateral (including all accessions):

         Debtor grants to Secured Party, a security interest in all of its accounts, accounts receivable, inventory, and general intangibles, whether now owned or hereafter acquired, and all products and proceeds thereof, pursuant to this Security Agreement. This security interest shall be subordinate to the first lien in favor of NewFirst National Bank.

Obligation

         Revolving Credit Note

         Date:  February 25, 2004.

         Original principal amount:  $1,000,000.00

         Borrower (Obligor):  Evans Systems, Inc., d/b/a MC Star

         Lender (Secured Party):  Mauitz & Couey

         Maturity date:  February 25, 2005.

         Terms of Payment:  As provided in the note.

         Other debt/Future advances: The security interest also secures all other present and future debts and liabilities of Debtor and/or Obligor to Secured Party, including future advances.

Debtor's Representations Concerning Debtor and Locations:

         The collateral is located solely at El Campo, Wharton County, Texas and Bay City, Matagorda County, Texas.



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         Debtor's, Evans Systems, Inc., state of organization is Texas; Debtor's name, as shown in its organizational documents, as amended, is exactly as set forth above; and Debtor's organizational identification number is 0025279000.

         Debtor's records concerning the Collateral are located at El Campo, Wharton County, Texas and Bay City, Matagorda County, Texas.

         Debtor grants to Secured Party a security interest in the Collateral and all its proceeds to secure the Obligation and all renewals, modifications, and extensions of the Obligation. Debtor authorizes Secured Party to file a financing statement describing the Collateral. It is expressly agreed and understood that this security interest shall be subordinate to the first lien position in favor of NewFirst National Bank.

A.       Debtor represents and warrants the following:

         1. No financing statement covering the Collateral is filed in any public office, other than any financing statement filed by NewFirst National Bank.

         2. Debtor owns the Collateral and has the authority to grant this security interest, free from any setoff, claim, restriction, security interest, or encumbrance except liens for taxes not yet due, and security interests and liens in favor of NewFirst National Bank.

         3. None of the Collateral is an accession to any goods, is commingled with other goods, or will become an accession or part of a product or mass with other goods, or is or will become covered by a document except as provided in this agreement.

         4. All information about Debtor's financial condition is or will be accurate when provided to Secured Party.

         5. None of the Collateral is affixed to real estate.

B.       Debtor agrees to-

         1. Defend the Collateral against all claims adverse to Secured Party's interest; pay all taxes imposed on the Collateral or its use; keep the Collateral free from liens, except for liens in favor of Secured Party or for taxes not yet due; keep the Collateral in Debtor's possession and ownership except as otherwise provided in this agreement; maintain the Collateral in good condition; and protect the Collateral against waste, except for ordinary wear and tear.

         2. Pay all Secured Party's expenses, including reasonable attorney's fees, incurred to obtain, preserve, perfect, defend, and enforce this agreement or the Collateral and to collect or enforce the Obligation. These expenses will bear interest from the date of advance at the rate stated in the Note for matured, unpaid amounts and are payable on demand at the place where the Obligation is payable. These expenses and interest are part of the Obligation and are secured by this agreement.

         3. Sign and deliver to Secured Party any documents or instruments that Secured Party considers necessary to obtain, maintain, and perfect this security interest in the Collateral. This includes a certificate of title for any Collateral covered by a certificate of title so that Secured Party may have the certificate of title reissued with its lien noted thereon.

         4. Notify Secured Party immediately of any material change (a) in the Collateral, (b) in Debtor's Mailing Address, (c) in the location of any Collateral, (d) in any other representation or warranty in this agreement, and
(e) that may affect this security interest, and of any change (f) in


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Debtor's name and (g) of any location set forth above to another state.

         5. Use the Collateral primarily according to the stated classification.

         6. Maintain accurate records of the Collateral at the address set forth above, furnish Secured Party any requested information related to the Collateral; and permit Secured Party to inspect and copy all records relating to the Collateral.

         7. Permit Secured Party to inspect the Collateral.

C.       Debtor agrees not to-

         1. Sell, transfer, or encumber any of the Collateral, except in the ordinary course of Debtor's business.

         2. Except as permitted in this agreement, permit the Collateral to be affixed to any real estate, to become an accession to any goods, to be commingled with other goods, to become a fixture, accession, or part of a product or mass with other goods or to be covered by a document, except a document in the possession of Secured Party.

         3. Change its name or jurisdiction of organization, merge or consolidate with any person, or convert to a different entity without notifying Secured Party in advance and taking action to continue the perfected status of the security interest in the Collateral.

D.       Insurance and Risk of Loss

         1. Debtor will insure the Collateral in accordance with Secured Party's reasonable requirements regarding choice of carrier, risks insured against, and amount of coverage. Policies must be written in favor of Debtor, be endorsed to name Secured Party as an additional insured or as otherwise directed in writing by Secured Party, and provide that Secured Party will receive at least ten days' notice before cancellation. Debtor must provide copies of the policies or evidence of insurance to Secured Party.

         2. Debtor assumes all risk of loss to the Collateral.

         3. Debtor appoints Secured Party as attorney-in-fact to collect any returned unearned premiums and proceeds of any insurance on the Collateral and to endorse and deliver to Secured Party any payment from such insurance made payable to Debtor. Debtor's appointment of Secured Party as Debtor's agent is coupled with an interest and if Debtor is an individual will survive any disability of Debtor.

E.       Default and Remedies

         1. A default exists if -

         a. Debtor, Obligor, or any secondary obligor fails to timely pay or perform any obligation or covenant in any written agreement between Secured Party and any of Debtor, Obligor, or secondary obligor;

         b. any warranty, covenant, or representation in this agreement or in any other written agreement between Secured Party and any of Debtor, Obligor, or secondary obligor is materially false when made;

         c. a receiver is appointed for Debtor, Obligor, any secondary obligor, or any Collateral;
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         d. any Collateral is assigned for the benefit of creditors;

         e. a bankruptcy or insolvency proceeding is commenced by Debtor, a partnership in which Debtor is a general partner, Obligor, or any secondary obligor;

         f. a bankruptcy or insolvency proceeding is commenced against Debtor, a partnership in which Debtor is a general partner, Obligor, or any secondary obligor, and the proceeding continues without dismissal for sixty days, the party against whom the proceeding is commenced admits the material allegations of the petition against it, or an order for relief is entered;

         g. any of the following parties is dissolved, begins to wind up its affairs, is authorized to dissolve or wind up its affairs by its governing body or persons, or any event occurs or condition exists that permits the dissolution or winding up of the affairs of any of the following parties: Debtor; a partnership of which Debtor is a general partner; Obligor; or any secondary obligor; and

         h. any Collateral is impaired by loss, theft, damage, levy and execution, issuance of an official writ or order of seizure, or destruction, unless it is promptly replaced with collateral of like kind and quality or restored to its former condition.

         2. If a default exists, Secured Party may -

         a. demand, collect, convert, redeem, settle, compromise, receipt for, realize on, sue for, and adjust the Collateral either in Secured Party's or Debtor's name, as Secured Party desires, or take control of any proceeds of the Collateral and apply the proceeds against the Obligation;

         b. take possession of any Collateral not already in Secured Party's possession, without demand or legal process, and for that purpose Debtor grants Secured Party the right to enter any premises where the Collateral may be located;

         c. without taking possession, sell, lease, or otherwise dispose of the Collateral at any public or private sale in accordance with the law; and

         d. exercise any rights and remedies granted by law or this agreement.

         3. Foreclosure of this security interest by suit does not limit Secured Party's remedies, including the right to sell the Collateral under the terms of this agreement. Secured Party may exercise all remedies at the same or different times, and no remedy is a defense to any other. Secured Party's rights and remedies include all those granted by law and those specified in this agreement.

         4. Secured Party's delay in exercising, partial exercise of, or failure to exercise any of its remedies or rights does not waive Secured Party's rights to subsequently exercise those remedies or rights. Secured Party's waiver of any default does not waive any other default by Debtor. Secured Party's waiver of any right in this agreement or of any default is binding only if it is in writing. Secured Party may remedy any default without waiving it.

         5. Secured Party has no obligation to clean or otherwise prepare the Collateral for sale.

         6. Secured Party has no obligation to satisfy the Obligation by attempting to collect the Obligation from any other person liable for it. Secured Party may release, modify, or waive any


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collateral provided by any other person to secure any of the Obligation. If
Secured Party attempts to collect the Obligation from any other person liable for it or releases, modifies, or waives any collateral provided by any other person, that will not affect Secured Party's rights against Debtor. Debtor waives any right Debtor may have to require Secured Party to pursue any third person for any of the Obligation.

         7. If Secured Party must comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, such compliance will not be considered to adversely affect the commercial reasonableness of a sale of the Collateral.

         8. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of a sale of the Collateral.

         9. If Secured Party sells any of the Collateral on credit, Debtor will be credited only with payments actually made by the purchaser and received by Secured Party for application to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor will be credited with the proceeds of the sale.

         10. If Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting the purchase price against the Obligation.

         11. Secured Party has no obligation to marshal any assets in favor of Debtor or against or in payment of the Note, any of the Other Obligation, or any other obligation owed to Secured Party by Debtor or any other person.

         12. If the Collateral is sold after default, recitals in the bill of sale or transfer will be prima facie evidence of their truth and all prerequisites to the sale specified by this agreement and by law will be presumed satisfied.

F.       General

         1. Secured Party may at any time-

         a. take control of proceeds of insurance on the Collateral and reduce any part of the Obligation accordingly or permit Debtor to use the funds to repair or replace the Collateral and

         b. purchase single-interest insurance coverage that will protect only Secured Party if Debtor fails to maintain insurance, and premiums for the insurance will become part of the Obligation.

         2. Notice is reasonable if it is mailed, postage prepaid, to Debtor at Debtor's Mailing Address at least ten days before any public sale or ten days before the time when the Collateral may be otherwise disposed of without further notice to Debtor.

         3. This security interest will attach to after-acquired consumer goods only to the extent permitted by law.

         4. This security interest will neither affect nor be affected by any other security for any of the Obligation. Neither extensions of any of the Obligation nor releases of any of the Collateral will affect the priority or validity of this security interest.

         5. This agreement binds, benefits, and may be enforced by the successors in interest of


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Secured Party and will bind all persons who become bound as debtors to this agreement. Assignment of any part of the Obligation and Secured Party's delivery of any part of the Collateral will fully discharge Secured Party from responsibility for that part of the Collateral. If such an assignment is made, Debtor will render performance under this agreement to the assignee. Debtor waives and will not assert against any assignee any claims, defenses, or setoffs that Debtor could assert against Secured Party except defenses that cannot be waived. All representations, warranties, and obligations are joint and several as to each Debtor.

         6. This agreement may be amended only by an instrument in writing signed by Secured Party and Debtor.

         7. The unenforceability of any provision of this agreement will not affect the enforceability or validity of any other provision.

         8. This agreement will be construed according to Texas law, without regard to choice-of- law rules in any jurisdiction. This agreement is to be performed in, and has been signed by Debtor in, the county of Secured Party's Mailing Address.

         9. Interest on the Obligation secured by this agreement will not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the principal of the Obligation or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess will be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the Obligation or, if the principal of the Obligation has been paid, refunded. This provision overrides any conflicting provisions in this and all other instruments concerning the Obligation.

         10. In no event may this agreement secure payment of any debt subject to title IV of the Texas Finance Code or create a lien otherwise prohibited by law.

         11. When the context requires, singular nouns and pronouns include the plural.

         12. Any term defined in sections 1.101 to 11.108 of the Texas Business and Commerce Code and not defined in this agreement has the meaning given to the term in the Code.

         13. Except for inventory collateral, if the Obligation includes purchase money for the Collateral, Debtor's repayment of the Obligation will be applied on a first-in-first-out basis with the effect that the portion of the Obligation used to purchase a particular item of Collateral will be paid in the chronological order in which Debtor purchased the Collateral.

         14. The farm products addendum is attached to this agreement and incorporated into it for all purposes.


                                Evans Systems, Inc.



                                BY:
                                   --------------------------------------------
                                        Blair Couey
                                        President





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STATE OF TEXAS                )

COUNTY OF WHARTON             )

         This instrument was acknowledged before me on_________________________, 2004, by Blair Couey, President of Evans Systems, Inc., a Texas corporation, on behalf of said corporation.


                                               --------------------------------
                                               Notary Public, State of Texas


PREPARED IN THE OFFICE OF:

Duckett, Bouligny & Collins,  L.L.P.
207 W. Jackson
P.O. Box 1567
El Campo, TX 77437
Tel: (979) 543-6845
Fax: (979) 543-9516